Exhibit 24
AXSYS TECHNOLOGIES, INC.
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
     Each undersigned officer and/or director of Axsys Technologies, Inc., a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of Stephen W. Bershad and David A. Almeida, with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Registrant issuable in connection with the Axsys Technologies, Inc. Amended and Restated Long-Term Stock Incentive Plan (as approved by the Board of Directors of the Registrant on March 10, 2005), in addition to those registered pursuant to the Registration Statements on Form S-8 dated August 5, 1996, December 29, 1997, June 19, 2000 and August 12, 2004, (ii) any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 4th day of August, 2005.

Signature	Title

/s/ Stephen W. Bershad Stephen W. Bershad	Chairman of the Board and Chief Executive

/s/ David A. Almeida David A. Almeida	Vice President, Chief Financial Officer, Secretary and Treasurer

/s/ Anthony J. Fiorelli, Jr. Anthony J. Fiorelli, Jr.	Director

/s/ Eliot M. Fried Eliot M. Fried	Director

/s/ Richard F. Hamm, Jr. Richard F. Hamm, Jr.	Director

/s/ Robert G. Stevens Robert G. Stevens	Director

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